Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which report appears in Northwest Pipe Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

August 27, 2013